As filed with the Securities and Exchange Commission on July 10, 1997
                                                      Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                         SWIFT TRANSPORTATION CO., INC.
               (Exact name of Registrant as specified in charter)

            Nevada                                                 86-066680
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                      1455 Hulda Way, Sparks, Nevada 89431
               (Address of Principal Executive Office) (Zip Code)

                      ------------------------------------

                         SWIFT TRANSPORTATION CO., INC.
                                STOCK OPTION PLAN
                              (Full title of plan)

                      ------------------------------------

   Jerry C. Moyes                                    Copy To:
   President                                         Steven D. Pidgeon
   SWIFT TRANSPORTATION CO., INC.                    Snell & Wilmer L.L.P
   2200 South 75th Avenue                            One Arizona Center
   Phoenix, Arizona  85043                           Phoenix, Arizona 85004-0001
   (Name and address of agent for service)

   (602) 269-9700
   (Telephone number, including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                Proposed             Proposed
     Title of                                    Maximum              Maximum
   Securities              Amount               Offering             Aggregate            Amount of
       to be                to be               Price Per            Offering           Registration
   Registered            Registered              Share*               Price*                 Fee
-----------------------------------------------------------------------------------------------------
Common Stock,               250,000             $28.6875            $7,171,875             $2,173
$.001 par value             shares

* Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee using the average of the high and low price of the Registrant's Common Stock reported on the Nasdaq National Market on July 9, 1997.

    This Registration Statement also relates to the Form S-8 Registration Statement No. 33-85942, the contents of which are incorporated herein by reference pursuant to General Instruction E to Form S-8. Under such Registration Statement the Registrant registered 2,300,000 (adjusted for two for one stock split) shares of common stock for issuance under the Swift Transportation Co., Inc. Stock Option Plan.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on July 10, 1997.

                                        SWIFT TRANSPORTATION CO., INC.


                                        By: /s/ Jerry C. Moyes
                                           --------------------------
                                           Jerry C. Moyes
                                           Chairman of the Board
                                           President and Chief Executive Officer

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               Signature                                  Title                                  Date
               ---------                                  -----                                  ----

By: /s/ Jerry C. Moyes                         Chairman of the Board,                        July 10, 1997
   ---------------------------------------     President and Chief
        Jerry C. Moyes                         Executive Officer (Principal
                                               Executive Officer)

By: /s/ William F. Riley III                   Executive Vice President,                     July 10, 1997
   ---------------------------------------     Secretary, Chief Financial
        William F. Riley III                   Officer (Principal Accounting
                                               and Financial Officer) and
                                               Director

By: /s/ Rodney K. Sartor                       Executive Vice President,                     July 10, 1997
   ---------------------------------------     Director
        Rodney K. Sartor

By: /s/ Alphonse E. Frei                       Director                                      July 10, 1997
   ---------------------------------------
        Alphonse E. Frei

By: /s/ Lou A. Edwards                         Director                                      July 10, 1997
   ---------------------------------------
        Lou A. Edwards

By: /s/ Earl H. Scudder, Jr.                   Director                                      July  7, 1997
   ---------------------------------------
        Earl H. Scudder, Jr.

                                INDEX TO EXHIBITS




Exhibit No.      Description                               Page or
-----------      -----------                               Method of Filing
                                                           ----------------

 5.1             Opinion of Snell & Wilmer                 Filed herewith

23.1             Consent of KPMG Peat Marwick LLP          Filed herewith


23.2             Consent of Snell & Wilmer                 Included in Exhibit 5
                                        4